Execution Version

SECURITIES PURCHASE AGREEMENT BY AND AMONG

SONIDA SENIOR LIVING INC. AND

THE PURCHASERS LISTED ON ANNEX A HERETO DATED AS OF FEBRUARY 1, 2024

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SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of February 1, 2024 (“Effective Date”), by and among Sonida Senior Living, Inc., a Delaware corporation (the “Company”), and each of the purchasers, severally and not jointly, listed on Annex A hereto (collectively, the “Purchasers”, and each, a “Purchaser”). Capitalized terms used in this Agreement have the meaning set forth in Section 7.1, unless defined elsewhere herein.

RECITALS

WHEREAS, subject to the terms and conditions set forth herein, Purchasers agree, severally and not jointly, herein to purchase the Shares in a private placement, without registration under the Securities Act or any other applicable securities Laws, in reliance on one or more exemptions from registration and other requirements thereunder.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

SALE AND ISSUANCE OF COMMON STOCK; CLOSINGS

SECTION 1.1 Sale and Issuance of Common Stock on First Closing Date. Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase on the First Closing Date, and the Company agrees to sell and issue to the several Purchasers on the First Closing Date, pursuant to Section 4(a)(2) of the Securities Act (the “Private Placement”), the number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), set forth opposite such Purchaser’s name on Annex A hereto under the heading “First Closing,” at a purchase price of $9.50 per share. The shares of Common Stock to be issued and sold by the Company to Purchasers pursuant to this Agreement on the First Closing Date are collectively referred to herein as the “First Closing Shares.”

SECTION 1.2 Sale and Issuance of Common Stock on Second Closing Date. Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase on the Second Closing Date, and the Company agrees to sell and issue to the several Purchasers on the Second Closing Date, pursuant to the Private Placement, the number of shares of Common Stock, set forth opposite such Purchaser’s name on Annex A hereto under the heading “Second Closing,” at a purchase price of $9.50 per share. The shares of Common Stock to be issued and sold by the Company to Purchasers pursuant to this Agreement on the Second Closing Date are collectively referred to herein as the “Second Closing Shares,” and the First Closing Shares and the Second Closing Shares are collectively referred to herein as the “Shares.”

SECTION 1.3 Closings.

(a)               First Closing. Upon the satisfaction of the conditions set forth in Section 4.1, the consummation of the purchase and sale of the First Closing Shares pursuant to this Agreement (the “First Closing”) shall take place substantially concurrently with the satisfaction of the condition set forth in Section 4.1(a)(vi) and Section 4.1(b)(v) (the date of the First Closing, the “First Closing Date”) at the offices of Norton Rose Fulbright US LLP, 2200 Ross Avenue, Suite 3600, Dallas, Texas 75201 (or, if the Parties otherwise agree, the First Closing shall be consummated remotely by the exchange of documents) or at such other time and place as the Company and Purchasers shall mutually agree. The consummation of the First Closing shall be deemed to occur at 12:01 a.m., New York City time, on the First Closing Date. On the First Closing Date, the Company shall deliver to each Purchaser a book-entry confirmation by the Company’s transfer agent (or, if requested by such Purchaser, a certificate or certificates) representing the number of First Closing Shares set forth opposite such Purchaser’s name on Annex A hereto under the heading “First Closing” against payment of the purchase price therefor by such Purchaser to the Company by wire transfer of immediately available funds to one or more accounts designated by the Company, which shall be paid on the First Closing Date.

(b)               Second Closing. Upon the satisfaction of the conditions set forth in Section 4.2, the consummation of the purchase and sale of the Second Closing Shares pursuant to this Agreement (the “Second Closing”) shall take place promptly after the satisfaction of the condition set forth in Section 4.2(a)(vii) and Section 4.2(b)(vi) (the date of the Second Closing, the “Second Closing Date”) at the offices of Norton Rose Fulbright US LLP, 2200 Ross Avenue, Suite 3600, Dallas, Texas 75201 (or, if the Parties otherwise agree, the Second Closing shall be consummated remotely by the exchange of documents) or at such other time and place as the Company and Purchasers shall mutually agree. The consummation of the Second Closing shall be deemed to occur at 12:01 a.m., New York City time, on the Second Closing Date. On the Second Closing Date, the Company shall deliver to each Purchaser a book-entry confirmation by the Company’s transfer agent (or, if requested by such Purchaser, a certificate or certificates) representing the number of Second Closing Shares set forth opposite such Purchaser’s name on Annex A hereto under the heading “Second Closing” against payment of the purchase price therefor by such Purchaser to the Company by wire transfer of immediately available funds to one or more accounts designated by the Company, which shall be paid on the Second Closing Date. For the avoidance of doubt, the Company shall not issue or sell any Second Closing Shares unless and until Stockholder Approval has been obtained and the Charter Amendment has become effective.

SECTION 1.4 Adjustments. In the event of any subdivision or combination (by stock split, stock dividend, reverse stock split, reorganization, recapitalization or otherwise) affecting the Common Stock that occurs after the effectiveness of this Agreement and prior to the Closing, the number of shares of Common Stock to be sold to a Purchaser in such Closing shall be proportionately adjusted and Annex A hereto shall be updated accordingly.

ARTICLE II REPRESENTATIONS AND WARRANTIES

SECTION 2.1 Representations and Warranties of the Company. Except as disclosed in the Company Reports filed by the Company or furnished by the Company to the SEC, on or after January 1, 2023, and at least two days prior to the Effective Date, the Company represents and warrants to Purchasers as follows:

(a)               Organization and Standing. The Company is duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate power to (i) enter into, consummate the transactions contemplated by, and carry out its obligations under this Agreement, and (ii) own, lease and operate its properties and carry on its business as presently conducted. The Company is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except for any failure that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. True and complete copies of the Amended and Restated Certificate of Incorporation of the Company (as amended or modified from time to time prior to the date hereof, the “Certificate of Incorporation”) and the Second Amended and Restated Bylaws of the Company (as amended or modified from time to time prior to the date hereof, the “Bylaws”), each as in effect, have been made available to Purchasers.

(b)               Shares. The Shares to be delivered to Purchasers hereunder have been duly authorized (subject, with respect to the Second Closing Shares, to the Stockholder Approval and the filing of the Charter Amendment) and, when issued and paid for pursuant to this Agreement shall be validly issued, fully paid and non-assessable. As of the Closing, the Company shall have the right, authority and power to sell, assign and transfer the Shares to Purchasers pursuant to the terms of this Agreement. Upon delivery of such Shares to Purchasers, Purchasers shall acquire good, valid and marketable title to such Shares, free and clear of all Liens other than restrictions on transfer imposed by applicable securities Laws or in this Agreement.

(c)               Authorization, Execution and Delivery and Enforceability. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate action on the part of the Company (subject, with respect to the Second Closing Shares, to the Stockholder Approval and the filing of the Charter Amendment). This Agreement has been duly executed and delivered by the Company. Assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law)

(d)               Capitalization.

(i)                 The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock, of which 8,177,846 shares are issued and outstanding, and 15,000,000 shares of preferred stock, par value $0.01 per share, of which 41,250 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) are issued and outstanding which are convertible into 1,213,542 shares of Common Stock, in each case, as of December 31, 2023. As of December 31, 2023, (1) 1,031,250 shares of Common Stock are issuable upon the exercise of outstanding warrants (the “Warrants”), (2) 350,000 shares of Common Stock are issuable pursuant to the Equity Commitment Agreement, (3) 601,617 shares of Common Stock have been reserved for issuance under the Incentive Plan, and (4) 23,370 shares of Common Stock are issuable pursuant to outstanding stock options and restricted stock units. Upon obtaining the Stockholder Approval and the filing of the Charter Amendment, the Company’s authorized amount of Common Stock will be equal to 30,000,000 shares. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive or similar rights, except as provided by the Investor Rights Agreement. The Company does not have outstanding stockholder purchase rights or a “poison pill” or any similar arrangement in effect.

(ii)               Except as set forth in Section 2.1(d)(i) above and with respect to this Agreement, the Investor Rights Agreement and the Existing Registration Rights Agreement, (1) the Company has not issued any securities or right to purchase securities of the Company (including any options, warrants or other rights, agreements, arrangements or commitments of any character or any securities convertible into or exchangeable for any capital stock or other equity interests of the Company), and (2) there are no outstanding contractual obligations of the Company (A) restricting the transfer of, (B) affecting the voting rights of, (C) requiring the sale, issuance, repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (D) requiring the registration for sale of, or (E) granting any preemptive or antidilutive right, with respect to any shares of capital stock of, or other equity interests in, the Company.

(iii)            None of the Company or its Subsidiaries hold any equity interest in any Person other than equity interests in the Company’s Subsidiaries. No bonds, debentures, notes or other Indebtedness having the right to vote (or convertible into or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company may vote are issued by the Company or any of its Subsidiaries.

(e)               Subsidiaries. Each of the Company’s Subsidiaries (i) is duly organized and validly existing under the Laws of its jurisdiction of organization, (ii) has all requisite corporate or other applicable entity power and authority to own its properties and conduct its business as presently conducted, and (iii) is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except, in the case of this clause (iii), where failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Each outstanding share of capital stock of or other equity interest in each Subsidiary of the Company is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and is owned, beneficially and of record, by the Company or one or more of its wholly owned Subsidiaries free and clear of all Liens other than Permitted Liens. There are no options, warrants or other rights, agreements, arrangements or commitments of any character to which any Subsidiary is bound relating to the issued or unissued capital stock or other equity interests of such Subsidiary, or securities convertible into or exchangeable for such capital stock or other equity interests, or obligating any Subsidiary to issue or sell any shares of its capital stock or other equity interests, or securities convertible into or exchangeable for such capital stock of, or other equity interests in, such Subsidiary. No Subsidiary is party to any stockholders’ agreement or other similar agreement or understanding relating to any shares of the Company’s or any Subsidiary’s capital stock or other equity interests or any other agreement relating to the disposition, voting or dividends with respect to any equity interest of the Company or a Subsidiary.

(f)                No Conflicts. Subject to obtaining Stockholder Approval (and filing the Charter Amendment with the Delaware Secretary of State) and the other Consents and Governmental Approvals contemplated by Section 2.1(g) below, neither the execution and delivery by the Company of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof will (i) violate or conflict with the Certificate of Incorporation or Bylaws of the Company, (ii) conflict with or violate any Law applicable to the Company or by which any of its properties or assets is bound or subject or (iii) result in any breach of, or constitute a default (or event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give to any person any rights of termination, acceleration or cancellation of or result in the creation of any Lien on any of the assets or properties of the Company, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound or subject, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, terminations, accelerations, cancellations or creations as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(g)               Consents and Approvals. Except for (i) compliance with any applicable state securities or blue sky laws, (ii) the approval for listing on the NYSE of the Shares, (iii) the filing with the SEC of such reports under the Exchange Act and/or the Securities Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, including the filing and effectiveness of any Mandatory Shelf Registration Statement as contemplated by Section 3.12, (iv) with respect to the issuance of the Second Closing Shares in the Second Closing, if any, the Stockholder Approval and the Charter Amendment, and (v) as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries as a whole, no notice to, authorization, order, consent or approval of, exemption or review by, or filing, declaration or registration with, any Governmental Entity or stock exchange, nor expiration or termination of any statutory waiting period, is necessary for the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated by this Agreement.

(h)	Company Reports; Financial Statements.

(i)                 The Company has filed, on a timely basis, all forms, reports, prospectuses, proxy statements and documents (together with all amendments thereof and supplements thereto) required to be filed by it with the SEC since January 1, 2022 (together with all exhibits and schedules thereto and all information incorporated therein by reference, the “Company Reports”). The Company Reports (as of the date filed with the SEC and, in the case of registration statements, prospectuses and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any Company Reports amended or superseded by a filing prior to the Effective Date, then on the date of such amending or superseding filing) (i) have complied in all material respects with either the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated by the SEC thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii)               The consolidated financial statements of the Company, and the related notes thereto, included or incorporated by reference in the Company Reports, as of the date filed with the SEC (and, in the case of registration statements, prospectuses and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any Company Report amended or superseded by a filing prior to the Effective Date, then on the date of such amending or superseding filing), have complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10- Q of the SEC), and fairly presented, in all material respects (subject, in the case of the unaudited statements, to normal year-end adjustments and the absence of footnote disclosure, none of which, individually or in the aggregate, are material to the Company and its Subsidiaries taken as a whole), the consolidated financial position of the Company and its consolidated Subsidiaries as of the date of such financial statements and the consolidated results of their operations and cash flows for each of the periods then ended.

(iii)            The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are reasonably designed to provide assurance that material information relating to the Company, including its consolidated Subsidiaries, is made known to the individuals responsible for the preparation of the Company’s filings with the SEC, and (B) has disclosed, based on its most recent evaluation prior to the Effective Date, to the Company’s outside auditors, the Board of Directors’ audit committee and Purchasers (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report material financial information, and (ii) any fraud involving the Company, whether or not material, by management or other employees who have a significant role in the Company’s internal controls over financial reporting. As of the Effective Date, to the Knowledge of the Company, there is no reason that its chief executive officer and principal financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.

(iv)             There is no transaction, arrangement or other relationship between the Company and/or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in the Company Reports and is not so disclosed.

(i)                 Proxy Statement. The Proxy Statement (including any amendment or supplement thereto) will comply as to form in all material respects with the requirements of the Exchange Act and will not, at the time it or any amendment or supplement thereto is filed with the SEC or at the time first published, sent or given to the stockholders of the Company, or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements made or incorporated by reference therein based on information supplied in writing by or on behalf of

Purchasers for inclusion or incorporation by reference in the Proxy Statement or Mandatory Shelf Registration Statement.

(j)                 Undisclosed Liabilities. Except for (i) those liabilities that are reflected or reserved for in the consolidated financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, (ii) liabilities incurred since September 30, 2023 in the ordinary course of business consistent with past practice, (iii) liabilities incurred pursuant to the transactions contemplated by this Agreement, and (iv) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries do not have any liability or obligation of any nature whatsoever (whether accrued, absolute, contingent or otherwise required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP or notes thereto).

(k)               Brokers, Finders, etc. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its Affiliates.

(l)                 Private Placement. Based in part on Purchasers’ representations in Section 2.2, the offer and sale of the Shares is exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations promulgated thereunder. Without limiting the foregoing, neither the Company, nor any other person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Shares and neither the Company, nor any person authorized by the Company to act on its behalf, has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Shares under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in Regulation D or any other applicable exemption from registration under the Securities Act not being available, nor will the Company take any action or steps that would cause the offering or issuance of the Shares to be integrated with other offerings.

(m)             NYSE. Shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act, and are listed on the NYSE, and trading in the Common Stock has not been suspended and the Company has taken no action designed to, or which to the Knowledge of the Company is reasonably likely to, have the effect of, terminating the registration of the Common Stock under the Exchange Act or to delist the Common Stock from NYSE, nor has the Company received since January 1, 2022 through the Effective Date any notification that the SEC or the NYSE is contemplating terminating such registration or listing.

(n)            No Litigation. As of the Effective Date, there are not, and for the past two(2) years there have not been, any actions, arbitrations, litigations or other legal proceedings or, to the Knowledge of the Company, investigations pending or, to the Knowledge of the Company, any actions, arbitrations, litigations, other legal proceedings, or investigations threatened against the Company or any of its Subsidiaries or any of their respective officers, directors, employees (in their capacity as such), assets, properties or businesses that (i) challenge or question the legality of the transactions contemplated by this Agreement or (ii) individually or in the aggregate, if adversely decided, would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. As of the Effective Date, neither the Company nor any of its Subsidiaries are subject to any outstanding or unsatisfied orders, writs, judgments, decrees, rulings, or settlement agreements (excluding customary confidentially, non-disparagement, and release provisions) that (i) would reasonably be expected to delay, frustrate, or prohibit the consummation of the transactions contemplated by this Agreement or (ii) individually or in the aggregate would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(o)               Permits and Licenses. The Company and its Subsidiaries possess all Company Permits necessary to conduct their respective businesses, except where the failure to possess such Company Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any term of any such Company Permit, except for violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries has received written notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, materially modify or revoke any Company Permit and, to the Knowledge of the Company, no such Governmental Entity is considering any such action, and (ii) to the Knowledge of the Company, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any Company Permit.

(p)               Absence of Changes. From December 31, 2022 to the Effective Date, there has not been any Material Adverse Effect or any event, change or occurrence that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)               Compliance with Law. Neither the Company nor any of its Subsidiaries is, nor has been in the two (2) years preceding the Effective Date, in violation of any applicable Law, except where such violation would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect. To the Knowledge of the Company as of the Effective Date, neither the Company nor any of its Subsidiaries is being, or has in the two (2) years preceding the Effective Date been, investigated with respect to any applicable Law, except for such of the foregoing as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect

(r)                Illegal Payments; FCPA Violations. For the five (5) years preceding the Effective Date, to the extent material, none of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any officer, director, employee, agent, representative or consultant acting on behalf of the Company or any of its Subsidiaries (and only in their capacities as such) has: (i) made any illegal contribution to any political party or candidate; (ii) made, offered or promised to pay any unlawful bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature, directly or indirectly, in connection with the business of the Company and its Subsidiaries, to any person; (iii) knowingly established or maintained any unrecorded fund or asset or made any false entry on any book or record of the Company or any of its Subsidiaries for any purpose; or (iv) otherwise violated the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-corruption or anti-bribery Law.

(s)                Employees. Except as would not reasonably be expected to have a Material Adverse Effect, for the two (2) years preceding the Effective Date, the Company and its Subsidiaries have been in compliance with all applicable Laws with respect to employment (including applicable Laws regarding wage and hour requirements, unfair labor or employment practices, correct classification of independent contractors and of employees as exempt and non- exempt, immigration status, discrimination in employment, harassment, affirmative action, employee health and safety, and collective bargaining). To the Knowledge of the Company, in the two (2) years preceding the Effective Date, there have been no actions, arbitrations, litigations, other legal proceedings, investigations, or reports that any director or officer of the Company or its Subsidiaries has engaged in sexual harassment, discrimination, or abuse of any employee or contractor of the Company or its Subsidiaries, and none of the Company or any of its Subsidiaries have entered into any settlement, separation, or severance agreements with any employee or contractor in connection with the same.

(t)	Employee Benefit Plans.

(i)                 Neither the Company nor any ERISA Affiliate has ever contributed to or has or had any obligation with respect to any “multiemployer plan” as defined in Section 3(37) of ERISA that has not been satisfied in full.

(ii)               Except as would not reasonably be expected to result in material liability to the Company, each Company Plan (A) has, in all material respects, been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable Laws; and (B) which is intended to be qualified within the meaning of Code Section 401(a) has received a favorable determination letter from the Internal Revenue Service (“IRS”) as to its qualification, and nothing has occurred that could reasonably be expected to cause the loss of such qualification. For each Company Plan that is a “welfare plan” within the meaning of ERISA Section 3(1), neither the Company nor any of its Subsidiaries has any material liability or obligation under any plan which provides medical or death benefits with respect to current or former employees of the Company or any of its Subsidiaries beyond their termination of employment (other than coverage mandated by Law).

(iii)            None of the Company Plans are subject to Title IV of ERISA and neither the Company nor any ERISA Affiliate has incurred or is reasonably likely to incur any direct or contingent liability with respect to any plan subject to Title IV of ERISA. With respect to any Company Plan, no material actions (other than routine claims for benefits in the ordinary course) are pending or threatened in writing.

(iv)             Prior to the Effective Date, the Company and each of its Subsidiaries has in all material respects made all contributions it has been required to make to or with respect to each Company Plan through the Effective Date, and prior to the Closing, the Company and each of its Subsidiaries shall have made in all material respects all contributions required to be made as of or through the Closing. The Company and each of its Subsidiaries has in all material respects made all contributions it has been required to make within the time periods prescribed by ERISA, the Code and any other applicable Laws to each Company Plan.

(v)               Each Company Plan has in all material respects been established, administered and maintained in accordance with the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, including all applicable reporting, tax deposits and fee obligations thereunder, as applicable. Neither the Company nor any of its Subsidiaries has announced a plan or legally binding commitment to create any additional employee benefit plan, program, policy, agreement or arrangement which is intended to cover any current or former employee or service provider of any Company (other than the Company Plans).

(vi)             Except as would not, individually or in the aggregate, reasonably be expected to result in material liability to the Company, (A) neither the Company nor any of its Subsidiaries has any liability for the misclassification of any Person as an independent contractor, temporary employee, leased employee or any other service provider compensated other than through reportable wages (as an employee) paid by the Company or any of its Subsidiaries (any such Person, a “Contingent Worker”), and (B) no Contingent Worker has been improperly excluded from any Company Plan.

(vii)           The consummation of the transactions contemplated by this Agreement shall not, alone or together with any other event or condition, (A) result in any payment becoming due to any current or former employee of the Company or any of its Subsidiaries, (B) result in the acceleration of payment, vesting or funding of any payments or benefits under any Company Plan or otherwise to any current or former employee of the Company or any of its Subsidiaries, or (C) result in any payment under any Company Plan failing to be deductible by reason of Section 280G of the Code.

(viii)        Each Company Plan subject to Section 409A of the Code has complied in all material respects in form and operation with the requirements of Section 409A of the Code as in effect from time to time.

(u)	Labor Relations.

(i)                 Except as would not, individually or in the aggregate, reasonably be expected to result in material liability to the Company, since January 1, 2022, neither the Company nor any of its Subsidiaries has experienced any work stoppage, labor strike, slowdown, or other labor disruption and none is threatened in writing. There is no (A) unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending before the National Labor Relations Board or any similar state agency or (B) administrative charge or court complaint against the Company or any of its Subsidiaries concerning workers’ compensation, alleged employment discrimination or other employment related matters or breach of any Law or contract pending or, to the Knowledge of the Company, threatened in writing before the U.S. Equal Employment Opportunity Commission or any other similar government entity.

(ii)               Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement with any labor organization and, to the Knowledge of the Company, there have been no union organizing activities with respect to the Company or any of its Subsidiaries since January 1, 2022.

(iii)            Neither the Company nor any of its Subsidiaries is delinquent in payment to any of its current or former employees, officers, directors or other individual service providers for any wages, fees, salaries, commissions, bonuses or other direct compensation for service performed by them or amounts required to be reimbursed to such employees, officers, directors or other individual service providers or in payments owed upon any termination of such Person’s employment or service.

(v)               Indebtedness. Except as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, (i) the Company does not have any Indebtedness with a principal amount in excess of $100,000, and (ii) neither the Company nor any of its Subsidiaries is in default in the payment of any Indebtedness with a principal amount in excess of $100,000 or in default in any material respect under any agreement relating to its Indebtedness.

(w)             Anti-Takeover Provisions. Assuming the accuracy of the representations in Section 2.2(h), the Company and its Board of Directors (the “Board of Directors”) have taken all necessary action, if any, in order to render inapplicable any “control share acquisition,” “interested stockholder,” “business combination,” “fair price,” “moratorium,” or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the Laws of the State of Delaware which is applicable to Purchasers as a result of the consummation of the transactions contemplated by this Agreement in the manner contemplated hereby and thereby, including, without limitation, the Company’s issuance of the Shares and Purchasers’ ownership of such shares.

(x)               Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its Subsidiaries are and for the five (5) years preceding the Effective Date have been in compliance with all applicable Environmental Laws, which compliance includes and has included obtaining, maintaining, and complying with all Company Permits required under Environmental Laws for the ownership of all real property owned or leased by the Company or any of its Subsidiaries (each, a “Property”) and the operation of their businesses, (ii) to the Knowledge of the Company, there have been no releases or threatened releases of, or exposure to, Hazardous Materials (x) at, on, about, under or migrating from any Properties or any real property formerly owned, leased or operated by the Company, any of its Subsidiaries, or any of their respective predecessors, or (y) arising from or relating to the operations (including offsite waste disposal) of the Company or any of its Subsidiaries or any of their predecessors, (iii) there is no claim, action, suit, hearing, investigation, lien, proceeding or notice of noncompliance pursuant to any Environmental Law pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries, nor is the Company or any of its Subsidiaries subject to any outstanding order, writ, judgment, award, injunction or decree of any Governmental Entity pursuant to any Environmental Law, (iv) neither the Company nor any of its Subsidiaries has assumed or retained, by contract or operation of Law, any obligation under any Environmental Law or concerning any Hazardous Materials that could reasonably be expected to result in liability or any other obligation to the Company or any of its Subsidiaries under any applicable Environmental Law, and (v) to the Knowledge of the Company, no Hazardous Materials have been generated, recycled, used, treated, or stored on, transported to or from, or disposed of at the Properties (except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business of the Company, which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable Environmental Laws and in a manner such that there has been no release or threatened release of any such substances).

(y)	Intellectual Property.

(i)                 In the three (3) years preceding the Effective Date, the Company and its Subsidiaries have not received any written notice from any third party challenging or threatening to challenge the right, title or interest of the Company and its Subsidiaries in, to or under the Company Intellectual Property, or the validity of the Registered Intellectual Property.

(ii)               The Company and its Subsidiaries exclusively own, free and clear of all Liens (other than Permitted Liens), all Intellectual Property owned, or purported to be owned, by the Company and its Subsidiaries (“Company Intellectual Property”). The Company and its Subsidiaries have sufficient rights to use all material Intellectual Property and material IT Assets currently used in the operation of their respective businesses, and, except as would not reasonably be expected to have a Material Adverse Effect, all of those rights will survive unchanged the consummation of the transactions contemplated by this Agreement.

(iii)            To the Knowledge of the Company, the Company and its Subsidiaries has not in the two (2) years preceding the Effective Date infringed upon, misappropriated, made unlawful use of, or otherwise violated in any material respect any Intellectual Property of any third party, and, in the two (2) years preceding the Effective Date, the Company and its Subsidiaries have not received any written notice or claim with respect to any such infringement, misappropriation, or violation. To the Knowledge of the Company, no third party is infringing or has infringed, misappropriated or otherwise violated any of the Company Intellectual Property and no claim concerning the foregoing is currently pending or threatened by the Company and its Subsidiaries against any Person regarding such Intellectual Property. Notwithstanding anything to the contrary in this Agreement, this Section 2.1(y)(iii) constitutes the sole representation and warranty of the Company under this Agreement with respect to any actual or alleged infringement, misappropriation, or other violation of Intellectual Property.

(z)	Data Privacy and Information Security.

(i)                 The Company and its Subsidiaries have implemented and maintain information security procedures (the “Security Procedures”), which include commercially reasonable administrative, technical, and physical safeguards designed to protect the integrity, availability, and security of the Company’s and its Subsidiaries’ IT Assets (“Company IT Assets”), and the personal data and material business information stored therein against loss; theft; damage; misuse; or unauthorized use, disclosure, access or modification. These Security Procedures conform, and have in the three (3) years preceding the Effective Date conformed, in all material respects, to (A) all applicable Privacy Laws and employee codes of conduct relating to privacy, (B) any information security and data privacy statements in the Company and its Subsidiaries’

applicable privacy policies then in effect, and (C) the Company and its Subsidiaries’ contractual commitments, in each case, concerning the collection, use, storage, processing, retention, safeguarding, disclosure, disposal, sharing and/or transfer of any personal data ((A), (B) and (C) collectively referred to as the “Data Security Requirements”). The Security Procedures are designed to protect the Company IT Assets from any “malware,” “ransomware,” “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus” or “worm” (as such terms are commonly understood in the software industry) or any other code designed to disrupt, disable, harm or otherwise impede the operation of, or provide unauthorized access to, a computer system or network or other device on which such code is stored or installed, either automatically, with the passage of time or upon command by any person (collectively, “Malicious Code”). To the Knowledge of the Company, in the two (2) years preceding the Effective Date, there has not been any material failure or malfunction of the Company IT Assets, the Company IT Assets are free of Malicious Code, and there have been no material unresolved, unauthorized intrusions or breaches of the security of the Company IT Assets, including with respect to any personal data or material business information in the possession, custody or control of the Company and its Subsidiaries, that would require notification by the Company and its Subsidiaries to individuals and/or Governmental Entities under any applicable Data Security Requirement.

(ii)               The Company IT Assets are adequate for and operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required in connection with, the operation of the businesses of the Company and its Subsidiaries as of the Closing. The Company and its Subsidiaries have implemented commercially reasonable backup, anti-virus, security and disaster recovery measures and technology.

(iii)            The Company and its Subsidiaries have in the two (2) years preceding the Effective Date complied in all material respects with the Data Security Requirements. In the two (2) years preceding the Effective Date, the Company and its Subsidiaries have not received any written (or, to the Knowledge of the Company, oral) complaint, nor, to the Knowledge of the Company, has any written complaint been made to any third party, from any patient or guardian thereof regarding the improper use or disclosure of such patient’s protected health information (as such term is defined under HIPAA) by any of the Company or its Subsidiaries, except as would not individually or in the aggregate reasonably be expected to be material to the Company and its Subsidiaries take as whole. In the two (2) years preceding the Effective Date, the Company and its Subsidiaries have not received any written (or, to the Knowledge of the Company, oral) communication from any Governmental Entity with respect to any allegation that the Company or its Subsidiaries is not in material compliance with any Data Security Requirements imposed under HIPAA or any similar state Law.

(aa) Healthcare Regulatory Matters. The Company and each of its Subsidiaries have implemented procedures and programs reasonably designed to assure that each of its managed independent or assisted living facilities are operated in compliance in all material respects with all applicable Laws. For the two (2) years preceding the Effective Date, none of the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any employee of the Company or any of its Subsidiaries (acting in their capacity as such) has given, received, offered to pay or solicited any remuneration from, in cash or kind, directly or indirectly, any past or present resident, physician, other healthcare provider, supplier, contractor or other Person in connection with the operation of the business of the Company in violation of applicable Laws, except in each case as would not individually or in the aggregate reasonably be expected to be material to the Company and its Subsidiaries take as whole. For the two (2) years preceding the Effective Date, none of the Company or any of its Subsidiaries: (i) is or has been a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlements, orders, or similar agreements with or imposed by any Governmental Entity with respect to its managed independent or assisted living facilities, (ii) has been assessed a material civil monetary penalty under Section 1128A of the Social Security Act or any regulations promulgated thereunder or any other fine or penalty by any other Governmental Entity with respect to its managed independent or assisted living facilities, (iii) has been charged with, convicted of or entered a plea of guilty or nolo contendere to any criminal or civil offense relating to the delivery of any item or service or any other violation of Laws or (iv) is or has been debarred, excluded or suspended from participating in any federal health care program, except in each case as would not individually or in the aggregate reasonably be expected to be material to the Company and its Subsidiaries take as whole.

(bb) Title. Each of the Company and its Subsidiaries has (i) valid title to its Property that is owned real property, (ii) to the Knowledge of the Company, valid leases to its Property that is leased real property, and (iii) good and valid title to all of its other property, except as would not, in each case, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc) Economic Sanctions. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company is not in contravention of any U.S. economic sanctions Laws, including Laws administered and enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, 31 C.F.R. Part V, Treasury Department’s Office of Foreign Assets Control (“OFAC”). The Company is not named on the List of Specially Designated Nationals and Blocked Persons administered by OFAC and is not knowingly engaged in any activity that would reasonably be expected to result in the Company being designated as a sanctioned person under U.S. economic sanctions Laws.

(dd) Provider Relief Funds. As of the dates upon which the Company submitted its application for the Phase 2 Provider Relief Funds and Phase 3 Provider Relief Funds (collectively, the “PR Funds”), the Company’s application documentation (and all certifications made therein) was true and accurate in all material respects, and was made in compliance in all material respects with all Laws and other requirements of the Provider Relief Program (“PRP”) and the documents for the PR Funds in all material respects. At the time of application, the Company met all eligibility requirements for receiving the PR Funds. To the Knowledge of the Company, the Company is not currently the subject of an audit, investigation or other inquiry by the U.S. Small Business Administration or any other Governmental Entity with respect to the PR Funds. The Company has fully completed and submitted to the U.S. Small Business Administration all material documents and information required to be provided as of the Effective Date in connection with receipt and use of the PR Funds. All PR Funds have been used in compliance with the requirements of the PRP and in a manner satisfying all conditions necessary to relieve the Company of any obligation to repay such funds to the U.S. Small Business Administration. All information, certifications, authorizations, and question responses provided to the PRP in connection with the PR Funds and any and all other information provided in the supporting documents and forms were true and correct in all material respects when made or provided, and remain true and correct in all material respects.

(ee) Taxes. Except as would not, individually or in the aggregate, reasonably be excepted to have a Material Adverse Effect:

(i)                 the Company and each of its Subsidiaries have filed all Tax Returns required to have been filed by the Company and such Subsidiaries, such Tax Returns are and were true, correct and complete in all respects, and all Taxes due and payable (taking into account any extensions properly obtained) by the Company and each of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid, except for those which are being contested in good faith and by appropriate proceedings and in respect of which adequate reserves with respect thereto are maintained in accordance with GAAP;

(ii)               no examination or audit of any Tax Return relating to any Taxes of the Company or any of its Subsidiaries or with respect to any Taxes due from or with respect to the Company or any of its Subsidiaries by any taxing authority currently is in progress or threatened in writing; and

(iii)            neither the Company nor any of its Subsidiaries have engaged in, or have any liability or obligation with respect to, any “listed transaction” within the meaning of Treasury Regulations Section 1.6011.

(ff) No Additional Representations. Except for the representations and warranties made by the Company in this Section 2.1, none of the Company or any of its Subsidiaries or representatives makes any other representation or warranty of any kind or nature whatsoever, oral or written, express or implied, with respect to itself, its Subsidiaries, their respective businesses, this Agreement, or the transactions contemplated by the Agreement.

SECTION 2.2 Representations and Warranties of Each Purchaser. Each Purchaser represents and warrants to the Company, severally and not jointly, as follows:

(a)               Organization and Standing; Authority. Such Purchaser is organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Such Purchaser has all requisite corporate or other applicable organizational power to (i) enter into, consummate the transactions contemplated by, and carry out its obligations under this Agreement, and (ii) own, lease and operate its properties and carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except for any failure under clause (ii) that would not, individually or in the aggregate, reasonably be expected to materially and adversely affect such Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis. The execution and delivery by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate or other similar organizational action on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser. Assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b)               No Conflicts. Neither the execution, delivery and performance by such Purchaser of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by such Purchaser with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of such Purchaser under any of the terms, conditions or provisions of (A) its governing instruments or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Purchaser is a party or by which it may be bound, or to which such Purchaser or any of the properties or assets of such Purchaser may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to such Purchaser or any of its properties or assets except in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect such Purchaser’s ability to perform its respective obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(c)               Consents and Approvals. Except for (i) compliance with any applicable state securities or blue sky laws, (ii) the filing with the SEC of such reports under the Exchange Act and/or the Securities Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, and (iii) with respect to the issuance of the Second Closing Shares in the Second Closing, if any, the Stockholder Approval and the Charter Amendment, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the consummation by such Purchaser of the transactions contemplated by this Agreement.

(d)	Financial Capability.

(i)                 Such Purchaser has and will have access to available funds necessary to purchase the Shares at the Closing on the terms and conditions contemplated by this Agreement. Such Purchaser is not aware of any reason by which the funds sufficient to fulfill its obligations under ARTICLE I will not be available as of the Closing.

(ii)               It is expressly acknowledged and agreed by each Purchaser that the obligations of such Purchaser under this Agreement are not subject to any conditions regarding each Purchaser’s ability to obtain financing for the consummation of the transactions contemplated hereby.

(e)               Brokers, Finders, etc. Neither such Purchaser nor any of its officers, directors, employees or agents has employed any broker or finder for which the Company will incur any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees.

(f)                Purchase for Investment. Each Purchaser acknowledges its understanding that the offering and sale of the Shares are intended to be exempt from registration under the Securities Act and that the Company is relying upon the truth and accuracy of such Purchaser’s representations and warranties contained herein and such Purchaser’s compliance with this Agreement in order to determine the availability of such exemptions and the eligibility of Purchasers to acquire the Shares in accordance with the terms and provisions of this Agreement. In furtherance thereof, each Purchaser represents and warrants to the Company, severally and not jointly, that:

(i)                 Such Purchaser is an institutional “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, and if there should be any change in such status prior to the Closing, such Purchaser will promptly inform the Company of such change; and

(ii)               Such Purchaser (A) has the financial ability to bear the economic risk of its investment in the Shares, (B) has no need for liquidity with respect to its investment therein, (C) has adequate means for providing for its current needs and contingencies, and (D) has such knowledge, experience and skill in evaluating and investing in issues of equity securities based on actual participation in financial, investment and business matters, such that it is capable of evaluating the merits and risks of an investment in the Company and the suitability of the Shares; and

(iii)            Without prejudice to any claim of such Purchaser hereunder for breach of the Company’s representations and warranties: such Purchaser has been given the opportunity to conduct a due diligence review of the Company concerning the terms and conditions of the offering of the Shares and other matters pertaining to an investment in the Shares in order for such Purchaser to evaluate the merits and risks of an investment in the Shares; and such Purchaser has received such information as it deems necessary in order to make an investment decision with respect to the Shares; and

(iv)             Such Purchaser became aware of this offering of the Shares solely by means of direct contact between it and the Company or a representative of the Company, and the Shares were offered to such Purchaser solely by direct contact between it and the Company or a representative of the Company. Such Purchaser did not become aware of this offering of the Shares, nor were Shares offered to such Purchaser, by any other means. Such Purchaser acknowledges that it was not induced to purchase Shares through any form of general solicitation or general advertising; and

(v)               Such Purchaser is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by OFAC or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Such Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that such Purchaser is permitted to do so under applicable law. If such Purchaser is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), such Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by such Purchaser and used to purchase the Shares were legally derived.

(vi)             None of (A) such Purchaser, (B) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (C) any Beneficial Owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by such Purchaser is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed by such Purchaser reasonably in advance of the First Closing Date or the Second Closing Date, as applicable, in writing in reasonable detail to the Company.

(g)               No Registration. Each Purchaser has been advised that the Shares have not been registered under the Securities Act, or any non-U.S. securities, state securities or “blue sky” laws, and therefore cannot be resold unless they are registered under such laws or unless an exemption from registration thereunder is available. Each Purchaser is purchasing the Shares for its own account for investment, and not with a view to, or for resale in connection with, the distribution thereof, and has no present intention of distributing or reselling any thereof. In making the foregoing representations, each Purchaser is aware that it must bear, and represents that such Purchaser is able to bear, the economic risk of such investment for an indefinite period of time.

(h)               Purchasers’ Information. All information furnished to the Company by such Purchaser regarding such Purchaser in writing for use in the Proxy Statement and any Mandatory Shelf Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(i)                 No Additional Representations. Except for the representations and warranties made by Purchasers in this Section 2.2, neither Purchasers nor any of their respective Affiliates or representatives makes any other representation or warranty of any kind or nature whatsoever, oral or written, express or implied, with respect to itself, its Affiliates, their respective businesses, this Agreement, or the transactions contemplated by the Agreement. Each Purchaser, on behalf of itself and its Affiliates, acknowledges and agrees that, except for the representations and warranties of the Company expressly set forth in ARTICLE II, it is not acting, by entering into this Agreement or consummating the transactions contemplated by this Agreement, in reliance on (i) any other representation or warranty, express or implied, (ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to each Purchaser or any of their respective Affiliates or representatives, or (iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE III COVENANTS

SECTION 3.1 Restrictive Legends. Each Purchaser acknowledges and agrees that the Shares and any securities issued or issuable with respect to such securities by way of stock dividend or stock split or in connection with a combination of shares, conversion of such securities, recapitalization, merger, consolidation, going private, tender offer, amalgamation, change of control, other reorganization or otherwise, shall bear restrictive legends in substantially the following form (it being agreed that if the Shares are not certificated, other appropriate restrictions shall be implemented or notated to give effect to the following):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND STATE SECURITIES LAWS WHICH IS AVAILABLE.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any such securities upon which it is stamped, if (i) such securities are registered for sale under an effective registration statement filed under the Securities Act, (ii) such securities are eligible for resale pursuant to Rule 144 promulgated under the Securities Act, or (iii) if such securities are proposed to be sold pursuant to an exemption from registration and the Company receives an opinion of counsel reasonably satisfactory to it and any other documentation reasonably requested by the Company with respect to compliance with such exemption.

SECTION 3.2 Consents and Approvals. From and after the Effective Date, the Company shall use its reasonable best efforts to obtain, as promptly as practicable, any Consents and Governmental Approvals required on the part of the Company in connection with the transactions contemplated by this Agreement. The Company and Purchasers shall, and shall cause their respective Affiliates to, use reasonable best efforts to cooperate with the other party in securing any such Consents and Governmental Approvals.

SECTION 3.3 Public Announcements. Subject to each party’s disclosure obligations imposed by law or regulation or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor Purchasers will make any such news release or public disclosure without first consulting with the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld, conditioned or delayed), and each party shall coordinate with the party whose consent is required with respect to any such news release or public disclosure.

SECTION 3.4 Confidentiality. Each party to this Agreement will hold, and will cause its respective Affiliates and their respective directors, managers, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a regulatory authority is reasonably necessary in connection with any reasonably necessary regulatory approval, examination or inspection or unless disclosure is required by judicial or administrative process or by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange (in which case, other than in connection with a disclosure in connection with a routine audit or examination by, or document request from, a regulatory or self-regulatory authority, bank examiner or auditor, the party disclosing such information shall provide the other party with prior written notice of such permitted disclosure), all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto furnished to it by or on behalf of such other party or its representatives pursuant to this Agreement (except to the extent that such information is (a) previously known by such party from other sources, provided that such source was not known by such party to be bound by a contractual, legal or fiduciary obligation of confidentiality to the other party, (b) is available to the public through no violation of this Section 3.4 by such party, (c) later lawfully acquired from other sources by the party to which it was furnished), or (d) is independently developed by such party without use or reference to the Information, and neither party hereto shall release or disclose such Information to any other person, except its directors, officers, members, partners, investors, employees, auditors, attorneys, financial advisors, financing sources and other consultants and advisors. Nothing herein shall prevent any party, or any of their respective Affiliates which is a private equity or other investment fund from making customary disclosures to its current, future or potential investors.

SECTION 3.5 NYSE Listing of Shares. To the extent it has not already done so, promptly following the First Closing Date and the Second Closing Date, the Company shall apply to cause the First Closing Shares and the Second Closing Shares, respectively, to be approved for listing on the NYSE, subject to official notice of issuance.

SECTION 3.6 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

SECTION 3.7 Stockholder Approval and Charter Amendment. As soon as reasonably practicable following the Effective Date, the Company shall use its reasonable best efforts to obtain the Stockholder Approval at a meeting of the stockholders of the Company (at which a quorum is present) no later than April 30, 2024 (the “Stockholder Meeting”). The Company will prepare and file with the SEC a proxy statement to be sent to the Company’s stockholders in connection with the Stockholder Meeting (the “Proxy Statement”). Subject to the directors’ fiduciary duties, the Proxy Statement shall include the Company’s Board of Directors’ recommendation that the holders of shares of the Company’s securities that are entitled to vote on such proposal vote in favor of the Stockholder Approval. Promptly (and no later than three Business Days) following receipt of the Stockholder Approval, the Company will file the Charter Amendment with the Delaware Secretary of State, effective immediately upon receipt of filing. Each Purchaser agrees to vote all voting securities of the Company owned or controlled by such Purchaser in favor of the

Stockholder Approval, and agrees to take all other actions within such Purchaser’s control relating to the ownership of the Company’s voting securities (including by attending the Stockholder Meeting in person or by proxy for purposes of constituting a quorum), to obtain the Stockholder Approval.

SECTION 3.8 Operation of the Business Prior to Closing. Except (i) as expressly contemplated by this Agreement, including the use of proceeds from the sale of the Shares as contemplated by Section 3.11, (ii) as required by applicable Law or Data Security Requirements, (iii) as contemplated pursuant to the Loan Purchase Agreement, including the Loan Purchase and obtaining the financing with respect thereto, including the incurrence of indebtedness for purposes of financing such Loan Purchase, or (iv) as approved in advance by each Purchaser (which approval shall not be unreasonably withheld, conditioned or delayed), from the Effective Date through the Closing, the Company shall, and shall cause its Subsidiaries to, operate, in the ordinary course of business in all material respects and use commercially reasonable efforts to preserve intact in all material respects its current business organization, ongoing businesses and significant relationships with third parties. Except (1) as expressly contemplated by this Agreement, (2) as contemplated pursuant to the Loan Purchase Agreement, including the Loan Purchase and obtaining the financing with respect thereto, including the incurrence of indebtedness for purposes of financing such Loan Purchase, or (3) as required by applicable Law or Data Security Requirements, from the Effective Date through the Closing, the Company and its Subsidiaries, without the prior written consent of each Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), shall not:

(a)               declare, or make payment in respect of, any dividend or other distribution upon any shares of Common Stock or other capital stock or equity interest of the Company (other than with respect to the Series A Preferred Stock in accordance with the terms thereof);

(b)               redeem, repurchase or acquire any shares of capital stock or other equity securities of the Company or any of its Subsidiaries, other than (i) repurchases of shares (A) approved by the Board of Directors and publicly announced prior to the Effective Date, (B) made in an “open market” transaction at the then-prevailing price or through an “accelerated share repurchase” on customary terms or (C) from employees, officers or directors of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice pursuant to any of the Company’s agreements or plans in effect as of the Effective Date and (ii) shares withheld on the vesting of employee stock awards;

(c)               authorize, issue or reclassify any capital stock, or securities exercisable for, exchangeable for or convertible into shares, of the Company or any of its Subsidiaries other than

(i) the authorization and issuance of the Shares contemplated by this Agreement, (ii) issuance of shares of Common Stock pursuant to the Equity Commitment Agreement in accordance with the terms thereof, and (iii) issuances pursuant to any of the Company’s agreements or plans in effect as of the Effective Date of shares, or securities exercisable for, exchangeable for or convertible into shares, of the Company to (A) officers or directors of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice or (B) non-officer employees of the Company or any of its Subsidiaries;

(d)               except for the Charter Amendment (after obtaining the Stockholder Approval at the Special Meeting), amend or otherwise change, or waive any provision of, the Certificate of Incorporation or the Bylaws or any organizational document of any Subsidiary, including as a result of a merger, amalgamation, consolidation or other similar or extraordinary transaction;

(e)               sell, assign, transfer, convey, lease or otherwise dispose of any material assets or properties of the Company or any of its Subsidiaries;

(f)                make any loans or advances of money to any Person (other than the Company and its Subsidiaries), except for (i) loans made pursuant to the Incentive Plan, (ii) advances to employees or officers of the Company or any of its Subsidiaries for expenses incurred in the ordinary course of business consistent with past practice or (iii) trade credit extended to customers, franchisees and other business counterparties in the ordinary course of business consistent with past practice;

(g)               incur any Indebtedness, or Liens, including any obligations under financing type leases, or make any guarantees (other than with respect to the Loan Purchase);

(h)               commit to or make any capital expenditure in excess of $1,000,000 (other than the capital expenditures contemplated by Section 3.11);

(i)                 make any acquisition of stock or assets of any Person (other than with respect to the Loan Purchase), or merge or consolidate with any Person; or

(j)                 authorize or enter into a contract or otherwise make any commitment to do any of the foregoing

SECTION 3.9 Commercially Reasonable Efforts to Close. The Company and Purchasers will each use commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary under applicable Laws so as to permit consummation of the transactions contemplated hereby as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate reasonably with the other parties hereto to that end.

SECTION 3.10 State Securities Laws. Prior to the Closing, the Company shall use its commercially reasonable efforts to (a) obtain all necessary permits and qualifications, if any, or secure an exemption therefrom, required by any state or country prior to the offer and sale of Shares and (b) cause such authorization, approval, permit or qualification to be effective as of the Closing.

SECTION 3.11 Use of Proceeds. The Company shall use the net proceeds of the sale of the Shares to fund the cash portion of the purchase price for the Loan Purchase, capital expenditure projects at the Company’s senior living communities, working capital, potential acquisition opportunities and other general corporate purposes.

SECTION 3.12 Registration Rights.

(a)               Mandatory Shelf Registration. As soon as reasonably practicable following the Second Closing, and no later than September 30, 2024 (the “Mandatory Shelf Filing Date”), the Company shall use its commercially reasonable efforts to prepare and file with the SEC a registration statement of the Company (the “Mandatory Shelf Registration Statement”) providing for registration and resale, on a continuous or delayed basis pursuant to Rule 415 promulgated by the SEC pursuant to the Securities Act of all of the Shares issued to Purchasers pursuant to this Agreement (the “Mandatory Shelf Securities”). The Mandatory Shelf Registration Statement shall be on Form S-3 (or any equivalent or successor form) under the Securities Act (or to the extent the Company is ineligible to use Form S-3 or any equivalent or successor form or forms, on Form S- 1 or any comparable or successor form). The Company shall use its commercially reasonable efforts to cause the Mandatory Shelf Registration Statement to be declared effective under the Securities Act by the SEC as soon as practicable after the filing thereof. The Company shall use its commercially reasonable efforts to keep the Mandatory Shelf Registration Statement (and any successor Mandatory Shelf Registration Statement) continuously effective under the Securities Act until the earlier of (A) the date when all of the Mandatory Shelf Securities covered by such Mandatory Shelf Registration Statement have been sold, and (B) the date on which each Purchaser is able to sell the Mandatory Shelf Securities without restriction (including any volume limitation) pursuant to Rule 144 promulgated under the Securities Act (such period, the “Mandatory Shelf Effectiveness Period”). The Company will use commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Mandatory Shelf Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Mandatory Shelf Securities for sale in any jurisdiction, as promptly as reasonably practicable. For the avoidance of doubt, the term “Mandatory Shelf Securities” shall also include (i) all of the Second Closing Shares, if any, issued to the Purchasers at the Second Closing and (ii) any other securities issued or issuable in respect of the Mandatory Shelf Securities by way of stock split, stock dividend, distribution, recapitalization, merger, exchange or similar event.

(b)               Obligations During Mandatory Shelf Effectiveness Period. The Company shall, as promptly as practicable during the Mandatory Shelf Effectiveness Period:

(i)                 if required by applicable Law, file with the SEC a post-effective amendment to the Mandatory Shelf Registration Statement or prepare and, if required by applicable Law, file a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document necessary to permit the holders of Mandatory Shelf Securities to deliver such prospectus to purchasers of Mandatory Shelf Securities in accordance with applicable Law and, if the Company shall file a post-effective amendment to the Mandatory Shelf Registration Statement, use its commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable;

(ii)               provide the holders of Mandatory Shelf Securities with copies of any documents filed pursuant to Section 3.12(b)(i) above a reasonable period of time prior to such filing, and use commercially reasonable efforts to address in each such document when so filed with the SEC such comments as such holder of Mandatory Shelf Securities reasonably shall propose prior to the filing thereof; and

(iii)            notify the holders of Mandatory Shelf Securities as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 3.12(b)(i) above.

(c)               Subsequent Mandatory Shelf Registration Statement. If the Mandatory Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Mandatory Shelf Effectiveness Period, the Company shall use its commercially reasonable efforts to as promptly as is practicable cause such Mandatory Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of (i) any order suspending the effectiveness of the Mandatory Shelf Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Mandatory Shelf Securities for sale in any jurisdiction) and shall use its commercially reasonable efforts to as promptly as is practicable amend such Mandatory Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness or other suspension in respect of such Mandatory Shelf Registration Statement or file an additional registration statement (a “Subsequent Mandatory Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the holders thereof of all securities that are Mandatory Shelf Securities as of the time of such filing. If a Subsequent Mandatory Shelf Registration Statement is filed, it shall be deemed to be a “Mandatory Shelf Registration Statement” for all purposes of this Agreement and the Company shall use its commercially reasonable efforts to (a) cause such Subsequent Mandatory Shelf Registration Statement to become effective under the Securities Act as promptly as is practicable after the filing thereof (it being agreed that the Subsequent Mandatory Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is then available to the Company for the resale of the Mandatory Shelf Securities) and (b) keep such Subsequent Mandatory Shelf Registration Statement continuously effective and usable until the end of the Mandatory Shelf Effectiveness Period. Any such Subsequent Mandatory Shelf Registration Statement shall be a registration statement on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Mandatory Shelf Registration Statement shall be on another appropriate form and shall provide for the registration of such Mandatory Shelf Securities for resale by the Purchasers in accordance with any method of distribution elected by the Purchasers.

(d)               Expenses of Registration. All registration expenses incident to the Company’s performance of or compliance with any registration pursuant to this Section 3.12 shall be borne by the Company.

(e)               Plan of Distribution. The “Plan of Distribution” section of any Mandatory Shelf Registration Statement shall permit all lawful means of disposition of the Mandatory Shelf Securities, including firm-commitment underwritten public offerings, block trades, agented transactions, sales directly into the market, purchases or sales by brokers and sales not involving a public offering.

ARTICLE IV CONDITIONS TO CLOSINGS

SECTION 4.1 Conditions to First Closing.

(a)               Conditions to the Obligations of the Company. The obligations of the Company to issue and sell the First Closing Shares at the First Closing to each Purchaser as contemplated by this Agreement shall be subject to the fulfillment (or waiver by the Company) on or prior to the First Closing Date (unless otherwise specified) of the following conditions:

(i)                 No Injunction, etc. No temporary restraining order, preliminary or permanent injunction or other judgement or order issued by any Governmental Entity shall have been issued, and no Law shall be in effect, restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

(ii)               Representations and Warranties. The representations and warranties of such Purchaser set forth in Section 2.2 (disregarding all qualifications as to materiality set forth therein) shall be true and correct as of the First Closing Date as though made on such date (except to the extent any such representation or warranty speaks as of any other specific date, in which case such representation or warranty shall be true and correct as of such other date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to materially impair or delay such Purchaser’s ability to perform or comply with its obligations under this Agreement or to consummate the transactions contemplated hereby.

(iii)            Performance of Obligations. Such Purchaser shall have performed and complied with, in all material respects, all of the obligations and conditions in this Agreement required to be performed or complied with by it on or prior to the First Closing Date.

(iv)             Compliance Certificate. The Company shall have received a certificate signed by an authorized officer of such Purchaser stating that the conditions specified in Section 4.1(a)(ii) and Section 4.1(a)(iii) have been fulfilled.

(v)               Payment of Purchase Price. Subject to the terms and conditions of this Agreement, such Purchaser shall have delivered to the Company payment of the purchase price for the First Closing Shares, as determined pursuant to Section 1.1 and set forth on Annex A hereto, payable by wire transfer of immediately available funds to an account designated in advance of such date by the Company.

(vi)             Protective Life Loan Purchase. All conditions precedent to the closing of the Loan Purchase set forth in Section 10 of the Loan Purchase Agreement shall have been satisfied (as determined by the parties to the Loan Purchase Agreement) or waived in writing by the Person(s) with the authority to make such waiver (other than those conditions which, by their nature, are to be satisfied at the closing of the Loan Purchase pursuant to the Loan Purchase Agreement including to the extent that any such condition precedent is, or is dependent upon, the consummation of the transactions contemplated hereby), and the closing of the Loan Purchase shall be scheduled to occur as soon as reasonably practicable following the First Closing.

(b)               Conditions to the Obligations of each Purchaser. The obligations of each Purchaser to purchase the First Closing Shares at the First Closing from the Company as contemplated by this Agreement shall be subject to the fulfillment (or waiver by such Purchaser) on or prior to the First Closing Date (unless otherwise specified) of the following conditions:

(i)                 No Injunction, etc. No temporary restraining order, preliminary or permanent injunction or other judgement or order issued by any Governmental Entity shall have been issued, and no Law shall be in effect, restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

(ii)               Representations and Warranties. (1) The Fundamental Representations shall be true and correct in all material respects as of the First Closing Date as though made on and as of such date (except to the extent any such Fundamental Representation speaks as of any other specific date, in which case such representation or warranty shall be true and correct as of such other date), and (2) the other representations and warranties of the Company set forth in Section 2.1 (disregarding all qualifications as to materiality or Material Adverse Effect set forth therein) shall be true and correct as of the First Closing Date as though made on and as of such date (except to the extent any such representation or warranty speaks as of any other specific date, in which case such representation or warranty shall be true and correct as of such other date), except, solely with respect to this clause (2), where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iii)            Performance of Obligations. The Company shall have performed and complied with, in all material respects, all of the obligations and conditions in this Agreement required to be performed or complied with by it on or prior to the First Closing Date.

(iv)             Compliance Certificate. Such Purchaser shall have received a certificate signed by an authorized officer of the Company stating that the conditions specified in Section 4.1(b)(ii) and Section 4.1(b)(iii) have been fulfilled.

(v)               Issuance of First Closing Shares. The issuance of at least 3,350,878 First Closing Shares shall be scheduled to occur substantially concurrently with the First Closing and such First Closing Shares shall be issued contemporaneously to each Purchaser hereunder against payment therefor at the First Closing.

(vi)             Protective Life Loan Purchase. All conditions precedent to the closing of the Loan Purchase set forth in Section 10 of the Loan Purchase Agreement shall have been satisfied (as determined by the parties to the Loan Purchase Agreement) or waived in writing by the Person(s) with the authority to make such waiver (other than those conditions which, by their nature, are to be satisfied at the closing of the Loan Purchase pursuant to the Loan Purchase Agreement including to the extent that any such condition precedent is, or is dependent upon, the consummation of the transactions contemplated hereby), and the closing of the Loan Purchase shall be scheduled to occur substantially as soon as reasonably practicable following the First Closing.

SECTION 4.2 Conditions to Second Closing.

(a)               Conditions to the Obligations of the Company. The obligations of the Company to issue and sell the Second Closing Shares at the Second Closing to each Purchaser as contemplated by this Agreement shall be subject to the fulfillment (or waiver by the Company) on or prior to the Second Closing Date (unless otherwise specified) of the following conditions:

(i)                 No Injunction, etc. No temporary restraining order, preliminary or permanent injunction or other judgement or order issued by any Governmental Entity shall have been issued, and no Law shall be in effect, restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

(ii)               Representations and Warranties. The representations and warranties of such Purchaser set forth in Section 2.2 (disregarding all qualifications as to materiality set forth therein) shall be true and correct as of the Second Closing Date as though made on such date (except to the extent any such representation or warranty speaks as of any other specific date, in which case such representation or warranty shall be true and correct as of such other date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to materially impair or delay such Purchaser’s ability to perform or comply with its obligations under this Agreement or to consummate the transactions contemplated hereby.

(iii)            Performance of Obligations. Such Purchaser shall have performed and complied with, in all material respects, all of the obligations and conditions in this Agreement required to be performed or complied with by it on or prior to the Second Closing Date.

(iv)             Compliance Certificate. The Company shall have received a certificate signed by an authorized officer of such Purchaser stating that the conditions specified in Section 4.2(a)(ii) and Section 4.2(a)(iii) have been fulfilled.

(v)               Payment of Purchase Price. Subject to the terms and conditions of this Agreement, such Purchaser shall have delivered to the Company payment of the purchase price for the Second Closing Shares, as determined pursuant to Section 1.2 and set forth on Annex A hereto, payable by wire transfer of immediately available funds to an account designated in advance of such date by the Company.

(vi)	Protective Life Loan Purchase. The Loan Purchase shall have been completed.

(vii)	Stockholder Approval and Charter Amendment. Stockholder

Approval shall have been obtained and the Charter Amendment shall have become effective.

(b)               Conditions to the Obligations of each Purchaser. The obligations of each Purchaser to purchase the Second Closing Shares at the Second Closing from the Company as contemplated by this Agreement shall be subject to the fulfillment (or waiver by such Purchaser) on or prior to the Second Closing Date (unless otherwise specified) of the following conditions:

(i)                 No Injunction, etc. No temporary restraining order, preliminary or permanent injunction or other judgement or order issued by any Governmental Entity shall have been issued, and no Law shall be in effect, restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

(ii)               Representations and Warranties. (1) The Fundamental Representations shall be true and correct in all material respects as of the Second Closing Date as though made on and as of such date (except to the extent any such Fundamental Representation speaks as of any other specific date, in which case such representation or warranty shall be true and correct as of such other date), and (2) the other representations and warranties of the Company set forth in Section 2.1 (disregarding all qualifications as to materiality or Material Adverse Effect set forth therein) shall be true and correct as of the Second Closing Date as though made on and as of such date (except to the extent any such representation or warranty speaks as of any other specific date, in which case such representation or warranty shall be true and correct as of such other date), except, solely with respect to this clause (2), where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iii)            Performance of Obligations. The Company shall have performed and complied with, in all material respects, all of the obligations and conditions in this Agreement required to be performed or complied with by it on or prior to the Second Closing Date.

(iv)             Compliance Certificate. Such Purchaser shall have received a certificate signed by an authorized officer of the Company stating that the conditions specified in Section 4.2(b)(ii) and Section 4.2(b)(iii) have been fulfilled.

(v)	Protective Life Loan Purchase. The Loan Purchase shall have been completed.

(vi)	Issuance of Second Closing Shares. The issuance of at least

1,675,440 Second Closing Shares shall be scheduled to occur substantially concurrently with the Second Closing and such Second Closing Shares shall be issued contemporaneously to each Purchaser hereunder against payment therefor at the Second Closing.

(vii)           Stockholder Approval and Charter Amendment. Stockholder Approval shall have been obtained and the Charter Amendment shall have become effective.

ARTICLE V TERMINATION

SECTION 5.1 Termination of Agreement Prior to First Closing. This Agreement may be terminated at any time prior to the First Closing as follows:

(a)               with respect to any Purchaser, by the mutual written consent of such Purchaser and the Company;

(b)               by any Purchaser (with respect to the obligations of such Purchaser) or the Company, upon written notice to the other party, if the First Closing shall not have occurred on or prior to the date that is 60 calendar days following the Effective Date; provided, however, that the right to terminate this Agreement under this Section 5.1(b) shall not be available to any party whose breach of any provision of this Agreement shall have been the cause of, or shall have resulted in, the failure of the First Closing to occur on or prior to such date or the failure of a condition in Section 4.1(a) or Section 4.1(b) to be satisfied at such time;

(c)               by any Purchaser (with respect to the obligations of such Purchaser) or the Company, upon written notice to the other party, in the event that any Governmental Entity has issued an order, decree, ruling or other judgement restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such order, decree, ruling or other judgment has become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 5.1(c) shall not be available to any party whose breach of any provision of this Agreement shall have been the cause of, or shall have resulted in, such order, decree, ruling or other judgment;

(d)               by any Purchaser (with respect to the obligations of such Purchaser), upon written notice to the Company, if (i) there has been a breach of any representation, warranty, covenant, or agreement made by the Company in this Agreement, such that the conditions to the First Closing set forth in Section 4.1(b)(ii) and Section 4.1(b)(iii), as applicable, would not be satisfied; and (ii) such breach is not cured (if curable) within ten days after delivery of such notice; provided that this Section 5.1(d) shall only apply if such Purchaser is not in material breach of any of its obligations under this Agreement; or

(e)               by the Company, upon written notice to any Purchaser, if (i) there has been a breach of any representation, warranty, covenant, or agreement made by such Purchaser in this Agreement, such that the conditions to First Closing set forth in Section 4.1(a)(ii) and Section 4.1(a)(iii), as applicable, would not be satisfied and (ii) such breach is not cured (if curable) within ten days after delivery of such notice; provided that this Section 5.1(e) shall only apply if the Company is not in material breach of any of its obligations under this Agreement.

SECTION 5.2 Termination of Agreement Prior to Second Closing. This Agreement may be terminated at any time prior to the Second Closing as follows:

(a)               with respect to any Purchaser, by the mutual written consent of such Purchaser and the Company;

(b)               by any Purchaser (with respect to the obligations of such Purchaser) or the Company, upon written notice to the other party, if the Second Closing shall not have occurred on or prior to the date that is 90 calendar days following the Effective Date; provided, however, that the right to terminate this Agreement under this Section 5.2(b) shall not be available to any party whose breach of any provision of this Agreement shall have been the cause of, or shall have resulted in, the failure of the Second Closing to occur on or prior to such date or the failure of a condition in Section 4.2(a) or Section 4.2(b) to be satisfied at such time;

(c)               by any Purchaser (with respect to the obligations of such Purchaser) or the Company, upon written notice to the other party, in the event that any Governmental Entity has issued an order, decree, ruling or other judgement restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such order, decree, ruling or other judgment has become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 5.2(c) shall not be available to any party whose breach of any provision of this Agreement shall have been the cause of, or shall have resulted in, such order, decree, ruling or other judgment;

(d)               by any Purchaser (with respect to the obligations of such Purchaser), upon written notice to the Company, if (i) there has been a breach of any representation, warranty, covenant, or agreement made by the Company in this Agreement, such that the conditions to the Second Closing set forth in Section 4.2(b)(ii) and Section 4.2(b)(iii), as applicable, would not be satisfied; and (ii) such breach is not cured (if curable) within ten days after delivery of such notice; provided that this Section 5.2(d) shall only apply if such Purchaser is not in material breach of any of its obligations under this Agreement; or

(e)               by the Company, upon written notice to any Purchaser, if (i) there has been a breach of any representation, warranty, covenant, or agreement made by such Purchaser in this Agreement, such that the conditions to Second Closing set forth in Section 4.2(a)(ii) and Section 4.2(a)(iii), as applicable, would not be satisfied and (ii) such breach is not cured (if curable) within ten days after delivery of such notice; provided that this Section 5.2(e) shall only apply if the Company is not in material breach of any of its obligations under this Agreement.

SECTION 5.3 Effect of Termination. In the event of termination of this Agreement as provided in Section 5.1 or Section 5.2, this Agreement shall become void and have no effect without any further liability or obligation on the part of any party hereto as to which such termination has been duly effected (other than the provisions of Section 3.2, Section 3.3, this Section 5.3 and ARTICLE VI); provided, however, that (i) nothing herein shall relieve any party from any liability for any breach by such party of its representations, warranties, covenants, or agreements set forth in this Agreement prior to such termination, and (ii) for the avoidance of doubt, in the event this Agreement is terminated following the First Closing but prior to the Second Closing, nothing herein shall relieve any party from any liability or obligation relating to or arising under the First Closing.

ARTICLE VI INDEMNIFICATION

SECTION 6.1 Indemnification by the Company. From and after the Closing, the Company shall indemnify each Purchaser and its Subsidiaries and its and their officers, directors, managers, employees and agents (collectively, the “Purchaser Related Parties”) from, and hold each of them harmless against, any and all losses, expenses, damages, actions, suits, proceedings (including any investigation, litigation or inquiry), demands, claims and causes of action (subject to the express exclusions set forth in Section 6.3(b), “Losses”) and, in connection therewith and promptly upon demand, pay or reimburse each of them for all reasonable and documented out-of-pocket costs, losses, liabilities, damages or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable and documented out-of-pocket expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third Party Claim, incurred by or asserted against such Purchaser Related Parties, as a result of or arising out of (a) the failure of the representations or warranties made by the Company contained in Section 2.1(a), (b), (c), (h), (j) and (v) to be true and correct (the “Company Indemnification Representations”), or (b) the breach of any of the covenants of the Company contained herein; provided, that in the case of the immediately preceding clause (a), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty as set forth in Section 6.7; provided further, that, for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Related Party shall have given written notice (stating in reasonable detail the basis of the claim for indemnification) to the Company in accordance with the terms and conditions of this Agreement shall constitute the date upon which such claim has been made.

SECTION 6.2 Indemnification by Purchasers. From and after the Closing, each Purchaser severally shall indemnify the Company, and its Subsidiaries and its and their officers, directors, managers, employees and agents (collectively, the “Company Related Parties”) from, and hold each of them harmless against, any and all Losses and, in connection therewith and promptly upon demand, pay or reimburse each of them for all reasonable and documented out-of-pocket costs, losses, liabilities, damages or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable and documented out-of-pocket expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third Party Claim, incurred by or asserted against such Company Related Parties as a result of or arising out of (a) the failure of any of the representations or warranties made by such Purchaser contained in Sections 2.2(a) and (f) to be true and correct (the “Purchaser Indemnification Representations,” and together with the Company Indemnification Representations, the “Indemnification Representations”), (b) the breach of any of the covenants of such Purchaser contained herein; provided that, in the case of the immediately preceding clause (a), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty as set forth in Section 6.7; provided further, that, for purposes of determining when an indemnification claim has been made, the date upon which a Company Related Party shall have given written notice (stating in reasonable detail the basis of the claim for indemnification) to such Purchaser in accordance with the terms and conditions of this Agreement shall constitute the date upon which such claim has been made. For the avoidance of doubt, no Purchaser shall be liable for the acts, omissions or breaches of any other Purchaser under or with respect to this Agreement or the transactions contemplated hereby.

SECTION 6.3 Limitations to Indemnification.

(a)               The maximum amount of indemnifiable Losses that may be recovered by a Purchaser from the Company, or by the Company from a Purchaser, as applicable, shall be an amount equal to the aggregate purchase price paid by such Purchaser to the Company for its Shares under this Agreement (such amount, the “Cap Amount”).

(b)               No party hereto shall have any liability for Losses pursuant to Section 6.1 or Section 6.2 for any indirect, consequential, exemplary or punitive damages, except for (i) such damages that are paid to a third party in connection with a third-party claim and (ii) consequential or indirect damages that are reasonably foreseeable.

(c)               Notwithstanding anything to the contrary contained in this Agreement, (i) no Indemnified Party will be entitled to recover more than one time for any particular Losses under this Agreement and (ii) to the extent an Indemnifying Party has paid any Losses under this Agreement to any Indemnified Party, no other Indemnified Party shall be entitled to recover the same Losses in respect of the claims for which such Losses were paid.

(d)               Each Indemnified Party shall make reasonable efforts to mitigate or minimize all Losses upon and after becoming aware of any event or condition which would reasonably be expected to give rise to any Losses that are indemnifiable hereunder and, if an Indemnified Party fails to use commercially reasonable efforts to so mitigate any indemnifiable Losses under this sentence, the Indemnifying Party that would otherwise have an indemnity obligation hereunder with respect to such Losses shall have no liability for any portion of such Losses that reasonably would have been avoided or mitigated had the Indemnified Party made such efforts.

SECTION 6.4 Indemnification Procedure.

(a)               A claim for indemnification for any matter not involving a Third Party Claim may be asserted by written notice to the party from whom indemnification is sought in accordance with the terms and conditions of this Agreement; provided, however, that failure to so notify the Indemnifying Party shall not preclude the Indemnified Party from any indemnification that it may claim in accordance with this ARTICLE V unless and to the extent the Indemnifying Party is materially prejudiced by such failure.

(b)               Promptly after any Company Related Party or Purchaser Related Party (in such context, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder from, or the commencement of any action, suit or proceeding by, a person unaffiliated with either party or its respective Affiliates, which claim the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each, a “Third Party Claim”), the Indemnified Party shall give the indemnitor hereunder (in such context, the “Indemnifying Party”) written notice of such Third Party Claim identifying the nature and the basis of such Third Party Claim to the extent then known, but failure or delay to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure or delay. The Indemnifying Party shall have the right to assume and control the defense of, and settle, at its own expense and by its own counsel, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith and irrevocably agrees to provide indemnification hereunder; provided, that notwithstanding anything to the contrary in this Section 6.4, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and to the extent the Indemnifying Party has assumed the defense, shall transfer control of such defense to the Indemnified Party) if (i) such Third Party Claim seeks equitable relief or such Third Party Claim involves a criminal action, (ii) the Indemnifying Party shall not have assumed the defense of such

Third Party Claim within ten (10) Business Days after receipt of notice of such claim for indemnity or (iii) such Third Party Claim exceeds the applicable Cap Amount. If the Indemnifying Party undertakes to assume and control the defense or settle such Third Party Claim, it shall promptly, and in no event later than ten (10) Business Days after notice of such claim, notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate in good faith with the Indemnifying Party and its counsel in all reasonable respects in the defense thereof or the settlement thereof. Subject to the requirements of applicable Law, any material agreement pursuant to which the Indemnified Party or the Indemnifying Party is bound and the applicability of attorney-client privilege, such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. The Indemnifying Party shall bear all reasonable and documented out-of-pocket costs of the Indemnified Party associated with such cooperation by the Indemnified Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense in good faith, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its own expense, to participate in the defense of such asserted liability and any negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has, within ten (10) Business Days after the Indemnified Party provides written notice of a Third Party Claim, failed to (x) assume the defense or settlement of such Third Party Claim, and (y) notify the Indemnified Party of such assumption, or (B) the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be one or more reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then, in each case, the Indemnified Party shall have the right to select one (1) separate counsel and, upon prompt notice to the Indemnifying Party, to assume such settlement or legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any provision of this Agreement to the contrary, the Indemnifying Party shall not settle any indemnifiable claim hereunder without the consent of the Indemnified Party (which consent shall not be unreasonably withheld), unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not contain any admission of wrongdoing by, the Indemnified Party.

SECTION 6.5 Exclusive Remedy. After the Closing, the sole and exclusive remedy for any and all Losses related to the breach of any Indemnification Representation or any covenant to be performed prior to the Closing shall be the rights of indemnification set forth in this ARTICLE VI only, and no Person will have any other entitlement, remedy or recourse, whether in contract, tort or otherwise, it being agreed that all of such other remedies, entitlements and recourse are expressly waived and released by the parties hereto to the fullest extent permitted by Law. Notwithstanding anything in the foregoing to the contrary, nothing in this Agreement shall limit or otherwise shall limit or otherwise restrict a Fraud claim brought by any party hereto or the right to seek specific performance pursuant to Section 7.7.

SECTION 6.6 Tax Matters. All indemnification payments under this ARTICLE VI shall be treated as adjustments to the purchase price payable for the Shares for tax purposes, except as otherwise required by applicable Law.

SECTION 6.7 Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement shall survive for twelve (12) months following the Closing. All of the covenants or other agreements of the parties contained in this Agreement to be performed prior to the Closing shall terminate at the Closing. All covenants or agreements of the parties contained in this Agreement to be performed following the Closing shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance.

ARTICLE VII DEFINITIONS AND MISCELLANEOUS

SECTION 7.1 Interpretation; Other Definitions. Wherever required by the context of this

Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:

(a)	the word “or” is not exclusive;

(b)               the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(c)               the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(d)               “Affiliate” of any Person, means any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise). Notwithstanding the foregoing, with respect to a Purchaser, any reference to “Affiliate” shall not include the Company and its Subsidiaries.

(e)               “Beneficial Owner” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance).

(f)                “Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York City are authorized or required by law to remain closed (other than Lincoln’s Birthday or Election Day, which shall be considered Business Days).

(g)               “Charter Amendment” means an amendment to the Company’s Certificate of Incorporation (as amended) to increase the number of authorized shares of Common Stock by an additional 15,000,000 shares.

(h)	“Closing” means the First Closing or the Second Closing, as appropriate.

(i)	“Code” means the Internal Revenue Code of 1986, as amended.

(j)                 “Company Permit” means any material license, certificate, authorization, approval, clearance, exemption, registration or permit issued by any Governmental Entity held by the Company or any of its Subsidiaries.

(k)               “Company Plan” means a benefit plan for the benefit of the Company’s or any of its Subsidiaries’ current or former employees in the United States which the Company or any of its Subsidiaries sponsors, maintains or contributes to or under which the Company or any of its Subsidiaries has any current or potential liability.

(l)                 “Consents” means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, certificate, exemption, order, registration, declaration, or filing of, with or to any Person.

(m)             “Conversant” means, together, Conversant Dallas Parkway (A) LP and Conversant Dallas Parkway (B) LP, each a Delaware limited partnership.

(n)               “Environmental Law” shall mean any Laws regulating, relating to or imposing standards of conduct concerning protection of the environment or of human health and safety as related to exposure to Hazardous Materials.

(o)               “Equity Commitment Agreement” means the Equity Commitment Agreement, dated June 29, 2023, by and between Conversant and the Company.

(p)               “ERISA” means the Employee Retirement Income Security Act of 1974.

(q)               “ERISA Affiliate” means each entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the Company or any of its Subsidiaries, or that is, or was at the relevant time, a member of the same “controlled group” as the Company or any of its Subsidiaries pursuant to Section 4001(a)(14) of ERISA.

(r)               “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)                “Existing Registration Rights Agreement” means the Registration Rights Agreement, dated as of November 3, 2021, by and between the Company and Conversant.

(t)                 “Fraud” means knowing and intentional misrepresentation with respect to the making of any representations and warranties set forth in this Agreement.

(u)               “Fundamental Representations” means the representations set forth in Section 2.1(a) (other than the representation set forth in the third sentence of Section 2.1(a)), Section 2.1(b), Section 2.1(c), Section 2.1(d), and Section 2.1(k).

(v)               “Governmental Approvals” means any Consent of, made with or obtained from, any Governmental Entity.

(w)             “Governmental Entity” means any nation or government or multinational body, any state, agency, commission, or other political subdivision thereof or any entity (including a court) exercising executive, legislative, judicial or administration functions of or pertaining to government, any stock exchange or self-regulatory entity supervising, organizing and supporting any stock exchange.

(x)               “Hazardous Materials” shall mean any gasoline or petroleum (including crude oil or any fraction thereof), petroleum product, polychlorinated biphenyl, poly- and perfluoroalkyl substances, radioactive material, toxic mold, radon, urea-formaldehyde insulation, asbestos, lead-based paint and plumbing, pollutant, contaminant, and any other substance regulated pursuant to or that could give rise to liability under any Environmental Law.

(y)               “HIPAA” means the Health Information Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, and the regulations promulgated thereunder at 45 C.F.R. Parts 160 to 164.

(z)               “Incentive Plan” means the Company’s 2019 Omnibus Stock and Incentive Plan, as amended.

(aa) “Indebtedness” means, with respect to any Person, without duplication, (i) any indebtedness of such Person for borrowed money; (ii) any other indebtedness of such Person that is evidenced by a note, bond, debenture or similar instrument; (iii) all obligations of such Person under any financing leases; (iv) all liabilities secured by any encumbrance on any real property owned by such Person even though such Person has not assumed or otherwise become personally liable for the payment thereof; (v) any obligation under any factoring, securitization or other similar facility or arrangement; (vi) any reimbursement obligation with respect to drawn letters of credit (including standby letters of credit to the extent drawn upon), bankers’ acceptances or similar facilities; (vii) any obligation issued or assumed as the deferred purchase price of property; (viii) all net obligations of such Person under interest rate, commodity, foreign currency and financial markets swaps, options, futures and other hedging obligations; and (ix) all guaranties of such Person in respect of Indebtedness of others.

(bb) “Intellectual Property” means the following intellectual property rights, in each case, to the extent protectable under applicable Law, (i) patents and patent applications and any reissues, continuations, continuations in part, divisions, revisions, extensions or reexaminations thereof, (ii) trademarks, service marks, trade dress, trade names, slogans, and logos and registrations, applications and renewals for any of the foregoing, as applicable, together with all of the goodwill associated therewith, (iii) copyrights and other works of authorship and registrations, applications and renewals for any of the foregoing, as applicable, and (iv) trade secrets, other rights in confidential and other nonpublic information, and rights in know-how, inventions, discoveries, improvements, methodology, databases, algorithms, systems and technology (whether patentable or not).

(cc) “IT Assets” means telecommunications, computer software, hardware systems, firmware, websites, networks, interfaces and related systems and technology.

(dd) “Investor Rights Agreement” means the Investor Rights Agreement, dated as of November 3, 2021, by and among the Company, Conversant and Silk Partners.

(ee) “Knowledge of the Company” means the actual knowledge after reasonable inquiry of (i) Brandon Ribar, (ii) Kevin J. Detz, and (iv) David Brickman.

(ff) “Law” or “Laws” means all laws, statutes, ordinances, rules, regulations, binding guidance documents, judgments, injunctions, orders and decrees.

(gg) “Lien” means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, claim, escheat, encroachment, lien, charge of any kind, option, easement, purchase right, right of first refusal, right of pre-emption, conditional sale agreement, covenant, condition or other similar restriction (including restrictions on transfer) or any agreement to create any of the foregoing.

(hh) “Loan Purchase” means the transactions contemplated by the Loan Purchase Agreement.

(ii) “Loan Purchase Agreement” means the Loan Purchase and Sale Agreement, dated as of December 4, 2023, by and between the Company and Protective Life Insurance Company, a Tennessee corporation (as may be amended from time to time).

(jj) “Material Adverse Effect” means, with respect to the Company, any change, effect, event, occurrence, condition, state of facts or development that, either alone or in combination, has had, or would be reasonably expected to have, (i) a materially adverse effect on the business, operations, assets, liabilities or condition (financial or otherwise) or results of operations of the Company, taken as a whole; and (ii) a material impairment on or material delay in the ability of the Company to perform its material obligations under this Agreement or to consummate the transactions contemplated by this Agreement; provided, however, that none of the following shall constitute or be deemed to contribute to a Material Adverse Effect, or shall otherwise be taken into account in determining whether a Material Adverse Effect has occurred or would be reasonably likely to occur: any adverse effect arising out of, resulting from or attributable to (A) (1) the economy generally or credit, currency, oil, financial, banking, securities, capital markets or financial markets generally (including any increased cost, or decreased availability, of capital or pricing or terms related to any financing for the transactions contemplated hereunder or any disruption thereof and any decline in the price of any security, commodity or market index), including changes in interest or exchange rates, and (2) changes or conditions generally affecting the industry or markets in which the Company participates, (B) any changes or prospective changes in applicable Law, GAAP, or the enforcement or interpretation thereof after the Effective Date, (C) any international or national political, regulatory or social conditions, hostilities, cyber-attack, act of war, sabotage, terrorism, declaration of national emergency or military actions, or any escalation or worsening of any such hostilities, cyber-attack, act of war, sabotage, terrorism, declaration of national emergency or military actions, (D) the failure of the Company to meet or achieve the results set forth in any internal budget, plan, projection or forecast; provided, that this clause (D) will not prevent a determination that any change, effect or other cause underlying such failure to meet budgets, plans, projections or forecasts has resulted in or contributed to a Material Adverse Effect, (E) actions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of Purchasers, (F) the announcement of this Agreement or the transactions contemplated, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with any of its or their business relations or employees, (G) epidemics, pandemics or disease or virus outbreaks (including the COVID-19 pandemic) or (H) hurricanes, earthquakes, tsunamis, tornados, mudslides, floods or other natural disasters, weather conditions, explosions or fires or other force majeure events or acts of God, whether or not caused by any person, or any national or international calamity or crisis; provided, that the matters described in clauses (A), (B), (C), (F) and (G) shall be included and taken into account in the term “Material Adverse Effect” to the extent any such matter has a materially disproportionate adverse impact on the business, operations, assets, liabilities or condition (financial or otherwise) or results of operations of the Company, taken as a whole, relative to the other participants in the industries in which they operate.

(kk) “NYSE” means the New York Stock Exchange.

(ll) “Permitted Liens” means any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other Liens or security interests that are not yet due or that are being contested in good faith and by appropriate proceedings; (iii) pledges or deposits to secure obligations pursuant to workers’ compensation Law or similar legislation or to secure public or statutory obligations; (iv) pledges or deposits to secure the performance of appeal bonds, fidelity bonds and other obligations of a similar nature, in each case in the ordinary course of business; (v) easements, covenants and rights of way (unrecorded and of record) reservations, exceptions and encroachments and other similar Liens (or other encumbrances), and zoning, building and other similar codes or restrictions, which in each case do not adversely affect in any material respect, and are not violated in any material way by, the current use, operation or occupancy of such Property or the operation of the business of the Company and its Subsidiaries thereon; (vi) Liens incurred in connection with any financing related to any real property owned by the Company or its Subsidiaries and existing as of the Effective Date; (vii) Liens the existence of which are disclosed in the notes to the most recent consolidated financial statements of the Company included in the Company Reports; and (viii) any non-exclusive license of any Intellectual Property granted by the Company or any of its Subsidiaries in the ordinary course of business.

(mm) “Person” means any individual, corporation, partnership, limited liability company, association or trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

(nn) “Privacy Laws” means, to the extent all of the foregoing regulates personal data or personal information, any applicable Laws pertaining to data protection, data privacy, data security, cybersecurity, cross-border data transfer, and general consumer protection laws as applied in the context of data privacy, data breach notification, electronic communication, telephone and text message communications, marketing by email or other channels, and other similar laws. Without limiting the generality of the foregoing, Privacy Laws shall include HIPAA.

(oo) “Registered Intellectual Property” means all patents and patent applications, trademark applications and registrations, and copyright applications and registrations owned or purported to be owned by the Company and its Subsidiaries.

(pp) “SEC” means the Securities and Exchange Commission.

(qq) “Securities Act” means the Securities Act of 1933, as amended.

(rr) “Silk Partners” means Silk Partners, LP, a New York limited partnership.

(ss) “Stockholder Approval” means the approval by the Company’s stockholders of the Charter Amendment pursuant to and in accordance with the Delaware General Corporation Law and the Company’s Certificate of Incorporation and Bylaws.

(tt) “Subsidiary” or “Subsidiaries” means, with respect to any Person, another Person of which 50% or more of the voting power of the equity securities or equity interests is owned, directly or indirectly, by such Person.

(uu) “Tax Return” means any return, declaration, report, statement or other document filed or required to be filed in respect of Taxes (including any attachments thereto), including any information return, claim for refund, amended return and declaration of estimated Tax.

(vv) “Taxes” shall mean all U.S. federal, state, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, profits, estimated, severance, occupation, production, capital gains, capital stock, goods and services, environmental, employment, withholding, stamp, value added, alternative or add-on minimum, sales, transfer, use, license, payroll and franchise taxes or any other tax of any kind whatsoever, and such term shall include any interest, penalties, fines, or additions to tax attributable to such taxes, charges, fees, levies or other assessments, and any liability for Taxes (as heretofore defined) payable by reason of contract, assumption, transferee liability, operation of Law, U.S. Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof and any analogous or similar provision under Law).

SECTION 7.2 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given

(a) on the date of delivery if delivered personally or by telecopy, facsimile or e-mail (so long as such transmission does not generate an error message or notice of non-delivery, and in the case of e-mail, subject to a non-automated e-mail from the recipient confirming receipt), (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to the Company, to:

Sonida Senior Living, Inc. 14755 Preston Road, Suite 810

Dallas, Texas 75254 Attention: General Counsel

Email: [Redacted]

with a copy to (which shall not constitute notice):

Norton Rose Fulbright US LLP 2200 Ross Avenue, Suite 3600

Dallas, Texas 75201

Attention: Winston Walp, Esq. and Paul Conneely, Esq.

Email: [Redacted] if to Purchasers, to:

[the address for such Purchaser set forth in the signature pages hereto]

SECTION 7.3 Amendment; Waiver. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 7.4 Assignment. Neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise), with respect to the Company, without the prior written consent of each Purchaser, and, with respect to a Purchaser, without the prior written consent of the Company, except that each of the Purchasers may assign their respective commitment to purchase the Second Closing Shares hereunder in whole or in part to any direct or indirect subsidiary of such Purchaser or any of its Affiliates and its Affiliates’ limited partners and/or funds, entities and accounts managed or advised by its Affiliates (any such transferee, a “Permitted Transferee”) subject to such Permitted Transferee making the representations and warranties set forth in Section 2.2, and each such Permitted Transferee shall be entitled to the full benefit and be subject to the obligations of this Agreement as if such Person were a “Purchaser” hereunder.

SECTION 7.5 Applicable Law; Consent to Jurisdiction. This Agreement and any disputes arising out of or relating to this Agreement and the transactions contemplated hereby (whether in contract, tort, or otherwise) will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any conflict or choice of law principles of the State of Delaware or otherwise that would result in the application of any laws other than the laws of the State of Delaware. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court in the State of Delaware) for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. The parties hereby irrevocably and unconditionally consent to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of the venue of any such action, suit or proceeding in any such court or that any such action, suit or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.2 shall be deemed effective service of process on such party.

SECTION 7.6 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF THE FOREGOING WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER IN THIS SECTION 7.6.

SECTION 7.7 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking, the parties shall be entitled to, in addition to the other remedies provided herein, specific performance of this Agreement and to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court in the State of Delaware in addition to the other remedies to which such parties are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law.

SECTION 7.8 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The decision of each Purchaser to purchase Shares pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained in this Agreement, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Purchasers has been provided with the same Agreement for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser. The Company’s obligations to each Purchaser under this Agreement are identical to its obligations to each other Purchaser other than such differences resulting solely from the number of Shares purchased by such Purchaser, but regardless of whether such obligations are memorialized herein or in another agreement between the Company and a Purchaser.

SECTION 7.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Counterparts may be delivered via electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 7.10 Successors and Assigns. This Agreement shall inure to the benefit of the parties, and shall be binding upon the parties and their respective successors, permitted assigns, heirs and legal representatives.

SECTION 7.11 No Third Party Beneficiaries. Nothing in this Agreement will confer any rights upon any person that is not a party or a successor or permitted assignee of a party to this Agreement.

SECTION 7.12 Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements, understandings, statements, representations and warranties, oral or written, express or implied, between the parties and their respective Affiliates, representatives and agents in respect of such subject matter.

SECTION 7.13 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

SECTION 7.14 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

SONIDA SENIOR LIVING, INC.

By: /s/ Brandon M. Ribar

Name: Brandon M. Ribar

Title: Chief Executive Officer and President

[Signature Page to Securities Purchase Agreement]

PURCHASER:

CONVERSANT DALLAS PARKWAY (A) LP

By: Conversant GP Holdings, LLC, its general partner

By: /s/ Michael Simanovsky

Name: Michael Simanovsky

Title: Managing Member

Address for Notice:

Conversant Dallas Parkway (A) LP

c/o Conversant Capital LLC

25 Deforest Avenue Summit,

New Jersey 07901

Attention: Bryant Daniels

Email: [Redacted]

With a copy to:

Conversant Dallas Parkway (A) LP

c/o Conversant Capital LLC

25 Deforest Avenue Summit,

New Jersey 07901

Attention: General Counsel

Email: [Redacted]

[Signature Page to Securities Purchase Agreement]

PURCHASER:

CONVERSANT DALLAS PARKWAY (B) LP

By: Conversant GP Holdings, LLC, its general partner

By: /s/ Michael Simanovsky

Name: Michael Simanovsky

Title: Managing Member

Address for Notice:

Conversant Dallas Parkway (B) LP

c/o Conversant Capital LLC

25 Deforest Avenue Summit,

New Jersey 07901

Attention: Bryant Daniels

Email: [Redacted]

With a copy to:

Conversant Dallas Parkway (B) LP

c/o Conversant Capital LLC

25 Deforest Avenue Summit,

New Jersey 07901

Attention: General Counsel

Email: [Redacted]

[Signature Page to Securities Purchase Agreement]

PURCHASER:

Silk Partners, LP

By:/s/ Seymour Pluchenik

Name: Seymour Pluchenik

Title: Authorized Signatory

Address for Notice:

Silk Partners, LP

810 Seventh Avenue, 28th Floor

New York, NY 10019

Attention: Shmuel Lieberman

Email: [Redacted]

With a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: Joseph Shenker

Email: [Redacted]

[Signature Page to Securities Purchase Agreement]

PURCHASER:

PF Investors, LLC

By: /s/ Seymour Pluchenik

Name: Seymour Pluchenik

Title: Authorized Sighatory

Address for Notice:

PF Investors, LLC

810 Seventh Avenue, 28th Floor

New York, NY 10019

Attention: Shmuel Lieberman

Email: [Redacted]

With a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: Joseph Shenker

Email: [Redacted]

[Signature Page to Securities Purchase Agreement]

PURCHASER:

Solas Capital Partners, LP

By: /s/ Tucker Golden

Name: Tucker Golden

Title: Managing Member of the General Partner

Address for Notice:

Solas Capital Partners, LP

1063 Post Road, Floor 2

Darien, CT 06820

Attention: Tucker Golden

Email: [Redacted]

With a copy to:

E78 Partners, LLC

115 W 45th Street, Suite 202 New York, NY 10036

Attention: James Cator

Email: [Redacted]

[Signature Page to Securities Purchase Agreement]

PURCHASER:

Solas Capital Partners II, LP

By:/s/ Tucker Golden

Name: Tucker Golden

Title: Managing Member of the General Partner

Address for Notice:

Solas Capital Partners II, LP 1063 Post Road, Floor 2

Darien, CT 06820 Attention: Tucker Golden

Email: [Redacted]

With a copy to:

E78 Partners, LLC

115 W 45th Street, Suite 202 New York, NY 10036 Attention: James Cator

Email: [Redacted]

[Signature Page to Securities Purchase Agreement]

PURCHASER:

Blackwell Partners LLC - Series A By:

By: /s/ Jannine Lall

Name: Jannine Lall

Title: Head of Finance and Controller

By: /s/ Justin Nixon

Name: Justin Nixon

Title: Investment Manager

Address for Notice:

Blackwell Partners LLC – Series A 280 South Mangum Street, Suite 210

Durham, NC 27701

Attention: Jannine Lall

Email: [Redacted]

[Signature Page to Securities Purchase Agreement]

PURCHASER:

Paul J. Isaac

/s/ Paul J. Isaac

Paul J. Isaac

[Signature Page to Securities Purchase Agreement]

ANNEX A

	Purchasers and Number of Shares
First Closing
Purchaser Name	Number of First Closing Shares	Aggregate Purchase Price
Conversant Dallas Parkway (A) LP	1,261,638	$11,985,561.00
Conversant Dallas Parkway (B) LP	843,625	$8,014,437.50
Silk Partners, LP	951,445	$9,038,727.50
PF Investors, LLC	101,187	$961,276.50
Solas Capital Partners, LP	10,948	$104,006.00
Solas Capital Partners II, LP	12,474	$118,503.00
Blackwell Partners LLC - Series A	134,473	$1,277,493.50
Paul J. Isaac	35,088	$333,336.00
Total	3,350,878	$31,833,341.00

Second Closing

Purchaser Name	Number of Second Closing Shares	Aggregate Purchase Price
Conversant Dallas Parkway (A) LP	630,819	$5,992,780.50
Conversant Dallas Parkway (B) LP	421,813	$4,007,223.50
Silk Partners, LP	475,722	$4,519,359.00
PF Investors, LLC	50,594	$480,643.00
Solas Capital Partners, LP	5,474	$52,003.00
Solas Capital Partners II, LP	6,237	$59,251.50
Blackwell Partners LLC - Series A	67,237	$638,751.50
Paul J. Isaac	17,544	$166,668.00
Total	1,675,440	$15,916,680.00